UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah
84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2022 (the “Closing Date”), Clene Nanomedicine, Inc. (“Clene”), a wholly owned subsidiary of Clene Inc. (along with its subsidiaries, the “Company”), entered into a loan agreement (the “Loan Agreement”) and promissory note (the “ Promissory Note”) with the Department of Housing and Community Development, a principal department of the State of Maryland (the “DHCD”). The Loan Agreement provides for a loan in the principal amount of $5.0 million (the “Loan”) to support the development of and commercialization of CNM-Au8 and the expansion of the Company’s manufacturing operations. The Company agreed to repay the Loan plus interest at an annual interest rate of 6.0%. The Loan matures on the date that is 60 months from the first day of the second full month following the Closing Date (the “Maturity Date”). Payments for the first 12 months shall be deferred. Immediately thereafter, there shall be 48 consecutive monthly installments of interest only, with a balloon payment of all accrued and unpaid interest and the principal balance of the Loan due and payable on the Maturity Date.

Pursuant to the Loan Agreement, following the first anniversary of the Closing Date, DHCD may, in its sole discretion, convert any portion of the outstanding balance of the Loan into common stock of the Company by purchasing such common stock at the price of the greater of: (i) 97% of the 30-day trailing volume-weighted average sales price for the common stock, ending on and including the date on which the stock is purchased; or (ii) $4.00 per share. DHCD shall exercise its right to convert the outstanding balance of the Loan into the common stock in increments of $1.0 million. Any portion of the outstanding balance of the Loan that DHCD does not convert into common stock shall remain subject to the terms and conditions in the Promissory Note.

DHCD has other relationships with the Company, including loan agreements that provide for a term loan of $0.5 million and a term loan of up to $3.0 million of which the Company has drawn $0.7 million as of September 30, 2022.

The foregoing descriptions of the Loan Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and Promissory Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (the “Current Report”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 8.01 Other Events.

On December 12, 2022, the Company issued a press release announcing the closing of the Loan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	Loan Agreement, dated December 8, 2022, by and between the Department of Housing and Community Development, a principal department of the State of Maryland, and Clene Nanomedicine, Inc.
10.2	Promissory Note, dated December 8, 2022, by Clene Nanomedicine, Inc. to the Department of Housing and Community Development, a principal department of the State of Maryland.
99.1	Press Release, dated December 12, 2022, announcing the closing of a $5 million debt facility from the State of Maryland.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: December 14, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer